EXHIBIT 12.2


     COMPUTATION OF RETURN ON AVERAGE ASSETS
     Three and Twelve Months Ending December 31, 1997


                                          Total Assets
                                          --------------------------------
                                          Three Months     Twelve Months
                                          ---------------  ---------------
     December 31, 1996                                       1,536,344,000
     January 31, 1997                                        1,547,807,000
     February 28, 1997                                       1,555,935,000
     March 31, 1997                                          1,557,216,000
     April 30, 1997                                          1,557,181,000
     May 31, 1997                                            1,608,377,000
     June 30, 1997                                           1,686,395,000
     July 31, 1997                                           1,804,267,000
     August 31, 1997                                         1,849,172,000
     September 30, 1997                     1,870,513,000    1,870,513,000
     October 31, 1997                       1,855,893,000    1,855,893,000
     November 30, 1997                      1,880,378,000    1,880,378,000
     December 31, 1997                      1,876,250,000    1,876,250,000
                                          ---------------  ---------------
                                            7,483,034,000   22,185,728,000
     Divide by Number of Months                         4               13
                                          ---------------  ---------------
     Average                              $ 1,870,758,500  $ 1,706,594,462
                                          ===============  ===============
     Net Income                           $     2,543,000  $     9,636,000
     Divide by Average Assets               1,870,758,500    1,706,594,462
                                          ---------------  ---------------
     Return on Average Assets                        0.54%            0.56%
                                          ===============  ===============

     COMPUTATION OF RETURN ON AVERAGE ASSETS
     For the Three and Twelve Months Ended December 31, 1996


                                          Total Assets
                                          --------------------------------
                                          Three Months     Twelve Months
                                          ---------------  ---------------
     December 31, 1995                                       1,506,496,000
     January 31, 1996                                        1,512,583,000
     February 29, 1996                                       1,502,502,000
     March 31, 1996                                          1,497,617,000
     April 30, 1996                                          1,491,384,000
     May 31, 1996                                            1,485,967,000
     June 30, 1996                                           1,477,698,000
     July 31, 1996                                           1,480,342,000
     August 31, 1996                                         1,487,950,000
     September 30, 1996                     1,531,295,000    1,531,295,000
     October 31, 1996                       1,547,601,000    1,547,601,000
     November 30, 1996                      1,552,864,000    1,552,864,000
     December 31, 1996                      1,536,344,000    1,536,344,000
                                          ---------------  ---------------
                                            6,168,104,000   19,610,643,000
     Divide by Number of Months                         4               13
                                          ---------------  ---------------
     Average                                1,542,026,000    1,508,511,000
                                          ===============  ===============
     Net Income                           $     2,195,000  $     2,483,000
     Divide by Average Assets               1,542,026,000    1,508,511,000
                                          ---------------  ---------------
     Return on Average Assets                        0.56%            0.16%